UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2018

  CERES TACTICAL CURRENCY L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-31563	13-4084211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2018, Ceres Tactical Currency L.P. (the “Registrant”) entered into a third amendment (the “Amendment”) to the management agreement, dated as of October 22, 2012, as amended (the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and The Cambridge Strategy (Asset Management) Limited, a limited liability company incorporated in England and Wales (“Cambridge”), pursuant to which Cambridge trades a portion of the Registrant’s net assets.

Pursuant to the Amendment, the monthly fee for professional management services payable to Cambridge is decreased to 1/12 of 1.0% (a 1.0% annual rate), and the incentive fee of 15% of New Trading Profits (as defined in the Management Agreement) is payable to Cambridge on an annual basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit Number	Description

10.1	Third Amendment to Management Agreement, by and among Ceres Tactical Currency L.P., Ceres Managed Futures LLC, and The Cambridge Strategy (Asset Management) Limited, dated as of January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL CURRENCY L.P.

	By:	Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 4, 2018

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